Exhibit 99.1

LEXICON ANNOUNCES OFFERING OF COMMON STOCK

The Woodlands, Texas, December 11, 2020 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) today announced that it had entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale, in a registered direct offering, of 20,312,500 shares of its common stock, par value $0.001 (the “Common Stock”), at a price of $3.20 per share, for aggregate gross proceeds to the Company of $65,000,000 before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The transaction is expected to close on December 16, 2020, subject to satisfaction of customary closing conditions.

The investors in the registered direct offering were Artal International S.C.A., an affiliate of Invus, L.P., and BVF Partners L.P. and certain affiliates of BVF Partners L.P.

Citigroup Global Markets Inc. is acting as placement agent for the offering on a “reasonable best efforts” basis.

The Common Stock described above is being offered by the Company pursuant to a “shelf” registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2019, and was declared effective on November 18, 2019 (File No. 333-234568). A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov or may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-800-831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Lexicon Pharmaceuticals

Lexicon is a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. Through its Genome5000™ program, Lexicon scientists studied the role and function of nearly 5,000 genes and identified more than 100 protein targets with significant therapeutic potential in a range of diseases. Through the precise targeting of these proteins, Lexicon is pioneering the discovery and development of innovative medicines to safely and effectively treat disease. Lexicon advanced one of these medicines to market and has a pipeline of promising drug candidates in discovery and clinical and preclinical development in neuropathic pain, heart failure, diabetes and metabolism and other indications.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements, including, without limitation, statements about the completion and timing of the offering, are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, including Lexicon’s ability to meet its capital requirements, successfully conduct preclinical and clinical development and obtain necessary regulatory approvals of LX9211, sotagliflozin and its other potential drug candidates on its anticipated timelines, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its drug candidates. Any of these risks, uncertainties and other factors may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and under the heading “Risk Factors” in the final prospectus supplement related to the proposed public offering of common stock to be filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For Inquiries:

Chas Schultz

Executive Director, Corporate Communications and Investor Relations

Lexicon Pharmaceuticals

(281) 863-3421

cschultz@lexpharma.com